Exhibit 99.1

BIOCRYST PHARMACEUTICALS, INC.
2190 PARKWAY LAKE DRIVE
BIRMINGHAM, AL 35244
205-444-4600 205-444-4640 FAX
www.biocryst.com

Contact:
BioCryst Pharmaceuticals, Inc.
Jonathan M. Nugent
V.P. Corporate Communications
(205) 444-4633

FOR IMMEDIATE RELEASE

BIOCRYST STRENGTHENS ITS EXPERTISE IN CLINICAL DEVELOPMENT BY ADDING THOMAS
J. SIMON, M.D. AS INTERIM CHIEF MEDICAL OFFICER TO MEET GROWING PRODUCT
DEVELOPMENT AND COMMERCIAL OPPORTUNITIES

Birmingham, Alabama – January 10, 2008 — BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced Thomas J. Simon, M.D. has joined BioCryst as a consultant and interim Chief Medical Officer. Dr. Simon brings more than 20 years of expertise in global pharmaceutical development to his position at BioCryst.

“We are very pleased to have Tom join BioCryst at this important time,” said Jon P. Stonehouse, President and Chief Executive Officer of BioCryst. “Tom brings a sound knowledge of systematic, worldwide product development from his tenure at Merck & Co. where he was responsible for moving several key products from the clinical development-stage through to marketing approval. As our programs continue to move forward Tom’s expertise in product development will be of immeasurable value.”

The Company has undertaken a search to find a permanent successor to Dr. Simon.

Most recently, Dr. Simon held the position of Vice President, Clinical and Quantitative Sciences Administration at Merck & Co. with responsibility as Acting Head of Oncology Clinical Research. During his tenure with Merck & Co, Dr. Simon held various senior clinical positions including responsibility for resource allocation and shared services in Clinical and Quantitative Sciences and Vice President, Gastroenterology Clinical Research. Prior to joining Merck & Co., Dr. Simon held senior clinical positions at William H. Rorer, Inc. of Ft. Washington, Pennsylvania and also at Miles Pharmaceuticals of West Haven, Connecticut.

Dr. Simon received his B.S. and M.S. from Stanford University and his M.D. from the University of California, San Diego. He completed his fellowship in gastroenterology at the University of Colorado and received his M.B.A. from the Wharton School of Business at the University of Pennsylvania. He is the author of numerous clinical and scientific publications and has secured five patents.

Dr. James Alexander will assume the role of Vice President Clinical Development reporting to Dr. Simon.

About BioCryst

BioCryst Pharmaceuticals, Inc. is a leader in the use of crystallography and structure-based drug design for the development of novel therapeutics to treat cancer, cardiovascular diseases, autoimmune diseases, and viral infections. The company is advancing multiple internal programs toward potential commercialization including forodesine HCl in oncology, BCX-4208 in transplantation and autoimmune diseases and peramivir in seasonal and life-threatening influenza. BioCryst has a worldwide partnership with Roche for the development and commercialization of BCX-4208, and is collaborating with Mundipharma for the development and commercialization of forodesine HCl in markets across Europe, Asia, Australia and certain neighboring countries. In February 2007 BioCryst established a partnership with Shionogi & Co., to develop and commercialize peramivir in Japan. For more information about BioCryst, please visit the company’s web site at http://www.biocryst.com.

Forward-looking statements
This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include that our belief that many subjects in the Phase II clinical trials of peramivir did not receive adequate dosing by i.m. injection may not be correct, that DHHS and the FDA may not agree with our analysis, that DHHS may further condition, reduce or eliminate future funding of the peramivir program, that the peramivir program may not be successful, that the pivotal trial with forodesine HCl in CTCL may not meet its endpoint, that the Phase II trial of BCX-4208 for psoriasis may not be successfully completed, that development and commercialization of forodesine HCl in CTCL may not be successful, that we or our licensees may not be able to enroll the required number of subjects in planned clinical trials of our product candidates and that such clinical trials may not be successfully completed, that BioCryst or its licensees may not commence as expected additional human clinical trials with our product candidates, that our product candidates may not receive required regulatory clearances from the FDA, that ongoing and future clinical trials may not have positive results, that we may not be able to announce preclinical developments for additional compounds by year-end 2007 as currently proposed, that we or our licensees may not be able to continue future development of our current and future development programs, that our development programs may never result in future product, license or royalty payments being received by BioCryst, that BioCryst may not reach favorable agreements with potential pharmaceutical and biotech partners for further development of its product candidates, that our projected burn rate may not be consistent with our expectations, that BioCryst may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of its products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, most recent Registration Statement on Form S-3 (File No. 333-145638), Quarterly Reports on Form 10-Q, current reports on Form 8-K which identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

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